Comverge, Inc.

Public Offering of Common Stock

________ ___, _____

Citigroup Global Markets Inc.
Goldman, Sachs & Co.
Cowen and Company, LLC
RBC Capital Markets Corporation
Pacific Growth Equities, LLC
Stephens Inc.
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Comverge, Inc., a Delaware corporation (the “Company”), the selling stockholders party thereto and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering (the “Offering”) of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Goldman, Sachs & Co., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise, other than the exercise of any stock option granted as a direct or indirect result of any Company program, including but not limited to, any form of “cashless” exercise generally available for such grants, provided that the net resulting shares from such exercise shall be subject to this agreement) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (other than a registration statement relating to employee benefit plans of the Company) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, such capital stock (collectively, the “Lock-up Securities”), or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, other than shares of Common Stock (1) transferred to the Underwriters pursuant to the Offering and the Underwriting Agreement or (2) disposed of as bona fide gifts approved by Citigroup Global Markets Inc. and Goldman, Sachs & Co.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Citigroup Global Markets Inc. and Goldman, Sachs & Co. waive, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice to the undersigned of any event that would result in an extension of the lock-up period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

The undersigned acknowledges and agrees that this letter agreement shall be subject to the provisions set forth in Section 3.10(j) of that certain Amended and Restated Registration Rights Agreement by and among the undersigned, the Company and the other parties named therein and Section ___ of the Underwriting Agreement.

Notwithstanding anything contained herein to the contrary, to the extent that (i) at any time subsequent to the execution of this agreement the undersigned is not required to make any filings under Section 16 or Sections 13(d) or (g) of the Securities Exchange Act of 1934 with respect to any shares of Common Stock, and (ii) the undersigned has entered into or will enter into an agreement similar to this agreement (a) in connection with a bona fide issuer directed share program relating to the underwritten public offering of Common Stock (a “DSP Program”) with respect to any shares of Common Stock to be purchased in such DSP Program (the “DSP Shares”) and (b) with any member of the underwriting syndicate or any affiliate of such member who is acting as administrator of such DSP Program, the terms of such other similar lock-up agreement and not of this agreement shall govern the undersigned’s rights with respect to such DSP Shares.

If for any reason the Company notifies you that it does not intend to proceed with the Offering, the Underwriting Agreement does not become effective or the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[signature block for entities]:	(print name of entity)

By:
Name:
Title:

[signature block for individuals]:	(signature)

Name: